EXHIBIT NO. 99. (i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement (the “Registration Statement”) of MFS Series Trust VI (the “Trust”) (File Nos. 33-34502 and 811-6102), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 46 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

 /s/BRIAN E. LANGENFELD

 Brian E. Langenfeld

 Vice President and Managing Counsel

Boston, Massachusetts

February 26, 2026